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                                                                   EXHIBIT 10.80


                              AMENDED AND RESTATED

                              OPERATING AGREEMENT

                                       OF

                             PEAK CABLEVISION, LLC





                               September 25, 1997
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                              AMENDED AND RESTATED

                              OPERATING  AGREEMENT

                                       OF

                             PEAK CABLEVISION, LLC


          This AMENDED AND RESTATED OPERATING AGREEMENT is made as of this 25th day of September, 1997 by TCI American Cable Holdings III, L.P., a Colorado limited partnership ("TCI"), and Fisher Communications Associates, L.L.C., a Colorado limited liability company ("Fisher"). In consideration of the mutual promises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows with respect to the administration and regulation of the affairs of the
Company:


                    ARTICLE  1:  FORMATION  AND  DEFINITIONS

          1.1 FORMATION. The Company was formed on September 25, 1997, by filing Articles of Organization with the Colorado Secretary of State pursuant to the Act and on behalf of the initial Members of the Company.

          1.2 COMPANY NAME. The business of the Company will be conducted under the name "Peak Cablevision" or any other name determined by the Company in accordance with applicable law.

          1.3 OFFICE AND AGENT. The initial registered office of the Company in Colorado is located at 1675 Broadway, Suite 1200, Denver, Colorado 80202, and its initial registered agent is CT Corporation System. The Company may subsequently change its registered office or registered agent in Colorado in accordance with the Act.

          1.4 FOREIGN QUALIFICATION. After formation of the Company under the Act, the Company will apply for any required certificate of authority to do business in any other state or jurisdiction where it conducts business, as appropriate.

          1.5 TERM. The Company begins its existence on the date its Articles of Organization are filed with the Colorado Secretary of State and continues until its Dissolution.





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          1.6  DEFINITIONS.  Terms used with initial capital letters will have the meanings specified in EXHIBIT A, applicable to both singular and plural forms, for all purposes of this Agreement.

                        ARTICLE  2:  PURPOSES AND POWERS

          2.1 PURPOSES. The purposes of the Company shall be, to the extent permitted under applicable law, to engage in the business, directly or indirectly, through interests in one or more subsidiaries, of: (a) acquiring, developing, owning, operating, managing, and selling the cable television systems and other assets to be contributed to the Company by the Members pursuant to the Contribution Agreement; (b) acquiring, developing, owning, operating, managing and selling, or investing in, additional cable television systems; (c) acquiring, developing, owning, operating, managing and selling, or investing in, businesses related to the operation of cable television systems;
(d) managing cable television systems; (e) conducting other businesses as determined by the unanimous Vote of the Members; and (f) engaging in all activities and transactions incidental to the foregoing (including owning or leasing real property and incurring debt).

          2.2 POWERS. The Company has all of the powers granted to a limited liability company under the Act, as well as all powers necessary or convenient to achieve its purposes and to further its business.

          2.3 EFFECT ON COMPANY POWERS. The listing of the purposes of the Company in Section 2.1 shall not be construed to limit or impair the limitations on actions that may be taken by the Company as set forth in Section
4.4 or any of the other limitations expressly set forth in this Agreement.

                             ARTICLE  3:  MANAGERS

          3.1  MANAGEMENT.  Except as specifically provided in Sections 4.3 and
4.4 (relating to the retained voting rights of the Members) or in the Management Agreement, all management rights are vested in the Managers. These management rights may be delegated, in whole or in part, to other Persons (including delegation of day-to-day management authority).

          3.2  NUMBER AND APPOINTMENT OF MANAGERS.   Until this Agreement is
amended by the Members, there will be four Managers. The four initial Managers are William R. Fitzgerald and Marvin Jones (who are elected by the Class A Ownership Interests) and William K. Fisher and Blake F. Fisher (who are elected by the Class B Ownership Interests).

          3.3 MAJORITY ACTION. Except as specifically provided in Section 4.4, all decisions required to be made by the Managers shall require majority Vote of the Managers. All such decisions may be made with or without a meeting and the Managers may act in person, by





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telephone or any other method of communication by which all Managers participating in the meeting can hear each other at the same time. Any decision made by the Managers may, but need not, be set forth in writing.

          3.4 ELECTION. Two Managers shall be elected by the affirmative Vote of Members owning a majority of the Class A Ownership Interests held by all Members, and two Managers shall be elected by the affirmative Vote of Members owning a majority of the Class B Ownership Interests held by all Members. Each Manager shall hold office until any one of the following occurs: (a) pursuant to Section 4.3, another individual is elected as a Manager by the Class A or Class B Ownership Interests (as the case may be) either at a meeting or by written consent; (b) the Manager becomes legally incapacitated or dies; or (c) the Manager is removed pursuant to Section 3.9.

          3.5 QUALIFICATIONS. A Manager must be a natural person who is 18 years of age or older, but need not be a Member. In addition, the Managers shall be persons whose appointment will not cause the Ownership Interests to be deemed "voting securities" for purposes of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          3.6 DUTIES. Each Manager will perform all duties as a Manager in good faith, in a manner reasonably believed to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. Unless a Manager has knowledge that would cause such reliance to be unwarranted, a Manager in performing managerial duties on behalf of the Company may rely on information, opinions, reports or statements of the following: (a) one or more employees or agents of the Company whom the Manager reasonably believes to be reliable and competent in the matters presented; (b) any attorney, public accountant or other person as to matters which the Manager reasonably believes to be within such Person's professional or expert competence; and (c) any committee authorized by the Act.

          3.7 AUTHORITY. Each Manager is an agent of the Company for the purpose of the Company's business. The act of a Manager binds the Company, including acts for apparently carrying on in the usual way the business of the Company, unless (a) such act is in contravention of the Articles; (b) such act is in contravention of this Agreement; or (c) the Manager otherwise lacks authority to act for the Company and the Person with whom the Manager is dealing has knowledge of this lack of authority. A Manager has no authority to do any act in contravention of the Articles or this Agreement.

          3.8 REIMBURSEMENT. Upon compliance with such policies and procedures as the Company may from time to time adopt, a Manager will be reimbursed by the Company for all





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reasonable expenses incurred on behalf of the Company in connection with the
Company's business.

          3.9 REMOVAL. A Manager elected by a Class may only be removed at any time, with or without cause, by the affirmative Vote of Members of that Class owning a majority of the Class A or Class B Ownership Interests (as the case may be) held by all Members. Accordingly, the Members holding Class A Ownership Interests elect (and may remove) two Managers, and the Members holding Class B Ownership Interests may elect (and may remove) two Managers.

                              ARTICLE  4:  MEMBERS

          4.1 INITIAL MEMBERS. The initial Members of the Company are TCI and Fisher.

          4.2 OWNERSHIP INTERESTS. Upon making the Formation Contributions set forth in Section 5.1, TCI will have an initial Ownership Interest of 66.7% and Fisher will have an initial Ownership Interest of 33.3%. The Ownership Interests in the Company are divided into two classes, Class A and Class B.
All of the Class A Ownership Interests are initially held by TCI, and all of the Class B Ownership Interests are initially held by Fisher. The Class A and Class B Ownership Interests are identical in all respects except that each Class votes as a separate voting group on the election and removal of Managers. Subsequently, upon any Transfer of an Ownership Interest or otherwise, the Ownership Interests will be determined in accordance with this Agreement and the Company will amend Exhibit B by a written instrument placed in the Company records.

          4.3 CLASS RIGHTS. Notwithstanding the powers granted to a Manager under the Act, the appointment and removal of a Manager as provided in Section
3.4 is reserved to the Members acting as separate classes, requiring the affirmative action of Members owning a majority of the Class A or Class B Ownership Interests (as the case may be) held by all Members.

          4.4 UNANIMOUS APPROVAL. Notwithstanding any provision in this Agreement to the contrary, the following actions by the Company will require the affirmative approval of all Members:

                 (a) the adoption of the annual operating and capital plans and budgets;

                 (b) a fundamental change in the Company's business from that set forth in Section 2.1;

                 (c) the acquisition or disposition of cable systems, or other material assets;





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                 (d)      becoming a party to any consolidation, merger,
recapitalization or other form of reorganization;

                 (e) the liquidation, dissolution or filing for bankruptcy of the Company;

                 (f)      amending the Articles or this Agreement;

                 (g) initiating or settling any material litigation that is not in the ordinary course of business (for purposes of this clause, material means an amount equal to at least 10% of the total Fair Market Value of the assets of the Company at the time of the proposed taking of such action);

                 (h) entering into any transaction with any Affiliate or any Member unless the transaction is on terms no less favorable to the Company than could have been obtained in a comparable arms'-length transaction with a Person that is not an Affiliate of a Member;

                 (i) the redemption or repurchase of Ownership Interests in the Company;

                 (j) incurring any Indebtedness, or consummating any transaction, including, the execution of any loan agreement or issuance of any note or other debt instrument (whether secured or unsecured), such that immediately after the incurrence of such Indebtedness or consummation of such transaction, the Company's Operating Cash Flow Ratio would exceed 6.5 to 1;

                 (k)      making a call for Additional Contributions;

                 (l) changing the Company's outside audit and accounting firm from KPMG Peat Marwick to any other accounting firm; and

                 (m) any indirect action that would require such approval if taken directly by the Company.

          4.5 DUTIES. Each Member agrees to exercise the management rights retained under this Article in good faith, in a manner reasonably believed to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

          4.6 REIMBURSEMENT. Upon compliance with such policies and procedures as the Company may from time to time adopt, the Members will be reimbursed by the Company for all





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reasonable expenses incurred on behalf of the Company in connection with the
Company's business.

          4.7 NO COMPENSATION. Except pursuant to the Management Agreement or upon the affirmative Vote of all of the Members, no Member (including any Member who is also a Manager) or Affiliate of a Member shall be paid compensation for services rendered to the Company other than the Preferred Return or such Member's share of Profits.

          4.8 EFFORTS OF MEMBERS. Each Member shall devote such time and effort to the affairs of the Company as such Member determines to be necessary or desirable to promote the successful operation of the Company.

          4.9 OTHER ACTIVITIES. The Members may engage in or possess interests in other business ventures of any nature and description, independently or with others, and whether or not such businesses are in competition with the business of the Company, and neither the Company nor any other Member will have any right by virtue of this Agreement in such independent ventures.

          4.10 RELATED-PARTY CONTRACTS. The Members acknowledge and agree that the Company will enter into a management agreement with Fisher or an Affiliate of Fisher. Any other related-party contract (including any agreement with a Member or an Affiliate of a Member) is permitted under this Agreement (and does not violate any conflict-of-interest or other legal restriction) as long as any such contract is approved by the unanimous Vote of the Members. While TCI and Fisher are the only Members, such approval may be evidenced by their or their Affiliates' joint signature on any such related-party contract.

          4.11 ADDITIONAL MEMBERS. Additional Members of the Company may be admitted incident to the contribution of money or other property to the Company (or otherwise) only upon the affirmative Vote of all Members, effective upon a date specified.

            ARTICLE  5:  CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS

          5.1 INITIAL CONTRIBUTION. Simultaneously with the execution of this Agreement, the Members shall each contribute to the Company its respective Formation Contribution (the "Formation Contributions") in cash in the amount set forth in Exhibit C attached hereto. At the Closing (as defined in the Contribution Agreement), the Members shall each contribute to the Company its respective Initial Contributions (the "Initial Contributions"). Exhibit C sets forth the Fair Market Value of the Initial Contributions of the Members, subject to adjustment pursuant to the provisions of the Contribution Agreement.





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          5.2  ADDITIONAL CONTRIBUTIONS.  Except upon the affirmative Vote of all Members and upon such terms and conditions as all Members may agree to in writing, no Additional Contribution will be required from any Member unless otherwise required by law.

          5.3 NO WITHDRAWAL. Except as specifically provided in this Agreement, no Member will be entitled to withdraw all or any part of such Member's capital from the Company or, when such withdrawal of capital is permitted, to demand a distribution of property other than money.

          5.4 NO INTEREST ON CAPITAL. Except for the Preferred Return, no Member will be entitled to receive interest on such Member's Capital Contribution or Capital Account.

          5.5 LOANS BY MEMBERS. If the Company borrows money from any Member or any Affiliate of a Member, such amount shall be repaid with Interest on demand, or with Interest and upon such other terms as the Company and such Member or Affiliate may agree; provided that, the terms of such loan may not be less favorable to the Company than the terms available from an unrelated lender. Any such advance or loan will be treated as Indebtedness of the Company, and will not be treated as a Capital Contribution by a Member. If any Member or Affiliate pays money pursuant to any letter of credit, guarantee or other surety arrangement for the benefit of the Company, such payment of money will be deemed to be a loan made by such Person to the Company.

          5.6 NO DRAWING ACCOUNTS. The Company will not maintain a drawing account for any Member. All Distributions to Members will be governed by
Article 7 (relating to Distributions) and by Article 14 (relating to
Liquidation).

          5.7 CAPITAL ACCOUNTS. The Company will maintain a separate Capital Account for each Member. Credits and charges to capital accounts will be made in accordance with the ?704(b) Regulations. The initial balance of each Member's Capital Account shall equal the Initial Contributions.

          5.8 TRANSFER. If all or any part of an Ownership Interest is transferred in accordance with this Agreement, the Capital Account of the Transferor that is attributable to the transferred interest will carry over to the Transferee.

               ARTICLE  6:  ALLOCATION OF PROFITS AND LOSSES

          6.1 GENERAL ALLOCATION RULE.

                  (a) Except as provided in Section 6.2, and after giving effect to the special allocations set forth in Section 6.3 below, the Profits or Losses of the Company, including items





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of income, gain, loss and deduction for each Fiscal Year, will be allocated to the Members in proportion to their Ownership Interests.

                  (b) Notwithstanding Section 6.1(a), no Member shall be allocated Losses or items of loss or deduction pursuant to Section 6.1(a) to the extent such allocation would cause such Member to have an Adjusted Capital Account Deficit at the end of any fiscal year. In the event Losses or items of loss or deduction cannot be allocated pursuant to Section 6.1(a) as a result of the limitation contained in this Section 6.1(b), then such Losses or items of loss or deduction shall be allocated to the other Members in proportion to their Ownership Interests, to the maximum amount permissible under this Section 6.1(b).

          6.2 ALLOCATIONS UPON DISSOLUTION. Upon the Dissolution of the Company or upon the sale of all or substantially all of the Company's assets, but subject to Section 6.3, (a) Profits shall be allocated to the Members as follows and in the following order of priority: (i) until no Member has a deficit Capital Account; (ii) in proportion to the Members' Unrecovered Contributions until each Member's Capital Account is equal to the sum of its Unrecovered Contribution; (iii) in proportion to the Members' Unpaid Preferred Returns until each Member's Capital Account is equal to its Unrecovered Contribution and Unpaid Preferred Return; and (iv) any remaining Profits shall be allocated ninety percent (90%) to the Members (in proportion to their Ownership Interests) and ten percent (10%) to Fisher; and (b) Losses shall be allocated to the Members as follows and in the following order of priority: (i) until each Member's Capital Account is equal to the sum of its Unpaid Preferred Return and Unrecovered Contribution; (ii) in proportion to the Members' Unrecovered Contribution until each Member's Capital Account is equal to its unpaid Preferred Return; (iii) in proportion to the Members' Unpaid Preferred Return until each Member's Capital Account is equal to zero; and (iv) to the Members in proportion to their Ownership Interests.

          6.3 SPECIAL ALLOCATIONS. The following special allocations shall be made in the following order:

                 (a) MINIMUM GAIN CHARGEBACK. If, during the Company's fiscal year, there is a net decrease in the Company's minimum gain (as determined under Section 1.704-2(d) of the Regulations), then items of income and gain of the Company shall be allocated to each Member in an amount equal to such Member's share of the net decrease in partnership minimum gain determined in accordance with Section 1.704-2(g) of the Regulations, at the end of such fiscal year in accordance with Section 1.704-2(f) of the Regulations. This provision is intended to comply with the "minimum gain chargeback" requirement in the above referenced Regulations Sections and shall, to the extent possible, be interpreted consistently therewith. If during a Company taxable year there is a net decrease in partner nonrecourse debt minimum gain (as defined in Section 1.704-2(g) of the Regulations), then any Member with a share of that partner nonrecourse minimum debt gain (determined under Section 1.704-2(i)(5) of the Regulations) as of the beginning of the year must be allocated items of income and gain of the Company for the year equal to that Member's share of the net decrease in the partner





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nonrecourse debt minimum gain in compliance with Section 1.704-2(i)(4) of the
Regulations.

                 (b) QUALIFIED INCOME OFFSET. If any Member unexpectedly receives any adjustments, allocations, or distributions described in sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of
the Regulations, items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 6.3(b) shall be made if and only to the extent that such Member would have Adjusted Capital Account Deficit after all other allocations provided for in this Article 6 have been tentatively made as if this Section 6.3(b) were not in the Agreement.

                 (c) GROSS INCOME ALLOCATION. If any Member has an Adjusted Capital Account Deficit at the end of any Company Fiscal Year, each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible; provided, however, that an allocation pursuant to this Section 6.3(c) shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 6 have been tentatively made as if this Section 6.3(c) and Section 6.3(b) hereof were not in the Agreement.

                 (d) MEMBER NONRECOURSE DEDUCTIONS. Notwithstanding the general rule on allocation of Losses, any Member Nonrecourse Deductions of the Company attributable to any Member nonrecourse liability (which is nonrecourse to the Company, but for which one or more Members or related parties bear the economic risk of loss) will be determined and allocated (in accordance with the
Section 752 Regulations and the Section 704(b) Regulations) to those Members bearing the economic risk of loss for the liability.

                 (e) NONRECOURSE DEDUCTIONS. Notwithstanding the general rule on allocation of Losses, any Nonrecourse Deductions of the Company attributable to any nonrecourse liability (as defined in Section 1.704-2(b)(3) of the Regulations) will be determined and allocated (in accordance with the
Section 752 Regulations and the Section 704(b) Regulations) to the Members in proportion to their Ownership Interests.

          6.4 INTENTIONS OF THE MEMBERS. It is the intent of the Members that the allocations provided in Article 6 of this Agreement will result in their respective positive Capital Account balances being equal to the distributions required pursuant to Section 14.2 of the Agreement. However, if after giving effect to the allocations required in Article 6, the Capital Account



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balances of the Members are not equal to the distributions required under
Section 14.2 of the Agreement and notwithstanding anything herein to the contrary, (i) all distributions required under Section 14.2 of the Agreement shall be made to the Members pursuant to Section 14.2; and (ii) the allocation provisions of Article 6 shall be amended by the Managers if and to the extent necessary to produce positive Capital Account balances equal to the distributions required pursuant to Section 14.2 of the Agreement.

          6.5 ECONOMIC EFFECT. Notwithstanding any other provision herein to the contrary, no allocation of Profits, Losses, or items of income, gain, loss and deduction will be made to a Member if the allocation would not have "economic effect" under section 1.704-1(b)(2)(ii) of the Regulations or otherwise would not be in accordance with the Members? interests in the Company within the meaning of section 1.704-1(b)(3) or section 1.704-2(b)(1) of the Regulations. A majority of the Managers will have the authority to reallocate any item in accordance this Section 6.5; provided, however, that (a) no such change shall have a material adverse effect upon the amount of cash or other property distributable to any Member, (b) each Member shall have 30 days prior notice of such proposed modification and (c) the Company shall have received an opinion of tax counsel to the Company that such modification is necessary to comply with section 704(b) of the Code.

          6.6 TAX ALLOCATIONS. Allocation of items of income, gain, loss and deduction of the Company for Federal income tax purposes for a Fiscal Year will be allocated, as nearly as is practicable, in accordance with the manner in which such items are reflected in the allocations of Profits and Losses among the Members for such Fiscal Year. To the extent possible, principles identical to those that apply to allocations for Federal income tax purposes will apply for state and local income tax purposes.

          6.7 TRANSFER. If any Transfer of an Ownership Interest occurs during any Fiscal Year, the books of the Company will be closed as of the effective date of Transfer. The Profits or Losses allocable to the transferred Ownership Interest which are attributed to the period from the first day of such Fiscal Year through the effective date of Transfer will be allocated to the Transferor, and the Profits or Losses attributed to the period commencing on the effective date of Transfer will be allocated to the Transferee. In lieu of an interim closing of the books of the Company and with the agreement of the Transferor and Transferee, the Company may agree to allocate Profits and Losses for such Fiscal Year between the Transferor and Transferee based on a daily proration of items for such Fiscal Year or any other reasonable method of allocation (including an allocation of extraordinary Company items, as determined by the Company, based on when such items are recognized for Federal income tax purposes).

          6.8 CONTRIBUTED PROPERTY. As required by the Code, all items of income, gain, loss and deduction with respect to property (other than cash or cash equivalents) contributed or





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deemed contributed to the Company will, solely for tax purposes, be allocated among the Members so as to take into account the variation between the tax basis of the property and its Fair Market Value at the time of contribution. All tax allocations made under this provision will be made in accordance with
Section 704(c) of the Code and Regulations Section 1.704- 3(b).

          6.9 TAX CREDITS. Any tax credit, and any tax credit recapture, will be allocated to the Members in the same ratio that the Federal income tax basis of the asset (to which such tax credit relates) is allocated to the Members under the Section 46 Regulations, and if no basis is allocated, in the same manner as Profits are allocated to the Members under Section 6.1(a).

                           ARTICLE  7:  DISTRIBUTIONS

          7.1 CASH RESERVES. The Company will establish and maintain reasonable cash reserves for (a) operating expenses (other than depreciation, amortization or similar non-cash allowances); (b) capital improvements; and (c) debt service. The amount of such reserves will be as the Company may from time to time determine, and such amount will be allowed as a deduction in determining Net Operating Cash Flow.

          7.2 PRORATA DISTRIBUTIONS. The Company will make all Distributions of Net Operating Cash Flow and Net Sales Cash to the Members as follows and in the following order of priority:

                 (a) to the Members pro rata in proportion to their respective Unrecovered Contribution amounts until each of their Unrecovered Contribution amounts is reduced to zero;

                 (b) to the Members pro rata in proportion to their respective Unpaid Preferred Return amounts until each of their Unpaid Preferred Return amounts is reduced to zero; and

                 (c) to the Members pro rata in proportion to their Ownership Interests.

Any available amount of Net Operating Cash Flow and Net Sales Cash may be distributed to the Members on or before the 10th day of the month following its receipt, subject to any restrictions imposed by any credit facilities entered into by the Company. The Company will make Distributions to the Members in each Fiscal Year, pro rata in an amount equal to each Members income tax liability related to its Ownership Interest.

          7.3 NONPRORATA DISTRIBUTIONS. The Members intend that all Distributions will be made to the Members in proportion to their Ownership Interests. In the event any Distribution is not made in proportion to their Ownership Interests, any excess Distribution to a Member will be treated as an advance or loan made by the Company to such Member, payable to the Company with Interest and on demand.





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          7.4  PAYMENT.  Any Distribution will be made to a Member only if such
Person owns an Ownership Interest on the date of Distribution, as reflected on the books of the Company.

          7.5 WITHHOLDING. If required by the Code or by state or local law, the Company will withhold any required amount from Distributions to a Member for payment to the appropriate taxing authority. Any amount so withheld from a Member will be treated as a Distribution by the Company to such Member. Each Member agrees to timely file any agreement that is required by any taxing authority in order to avoid any withholding obligation that would otherwise be imposed on the Company.

          7.6 IN KIND DISTRIBUTIONS. Any property (other than cash or cash equivalents) distributed in kind will be deemed sold at its Fair Market Value on the date of such Distribution, with any gain or loss on such deemed sale allocated to the Members and credited or charged to Capital Accounts in accordance with the provisions of Articles 5 and 6.

          7.7 DISTRIBUTION LIMITATION. Notwithstanding any other provision of this Agreement, the Company will not make any Distribution to the Members if, after the Distribution, the liabilities of the Company (other than liabilities to Members on account of their Ownership Interests) would exceed the Fair Market Value of the Company's assets. With respect to any property subject to a liability for which the recourse of creditors is limited to the specific property, such property will for this purpose be included in assets only to the extent the property's Fair Market Value exceeds its associated liability, and such liability will be excluded from the Company's liabilities.

          ARTICLE  8: RESTRICTIONS ON SALE AND TRANSFER OF PARTNERSHIP
                          INTERESTS AND OTHER MATTERS

          8.1 LIMITATION ON TRANSFERS. Except as set forth below, no Member may sell, assign, transfer or otherwise dispose of, or pledge, hypothecate or otherwise encumber all or any part of its Ownership Interest, the Profits and Losses and Distributions therefrom, or any part thereof (whether voluntarily, involuntarily or by operation of law) unless approved by each Member, provided however, that TCI may sell or transfer any of its Ownership Interest to Tele-Communications, Inc., or any of its Affiliates and Fisher may transfer any of its Ownership Interests to Fisher Capital Partners, Ltd. or any of its Affiliates, including its partners or lineal descendants of such partners, provided that each such Transferee, prior to such sale or transfer, becomes a party to this Agreement and agrees to be bound by the terms and conditions hereof. Upon becoming a party to this Agreement in compliance with the terms hereof, any Transferee shall be substituted fully for, and shall enjoy the same rights and be subject to the same obligations as, its predecessor hereunder. Any attempt to transfer or encumber any Ownership





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
Interest or Profits and Losses and Distributions therefrom (whether voluntarily, involuntarily or by operation of law), other than as provided for above, without the approval of each Member shall be void.

          8.2 BUY-SELL AGREEMENT. At any time after the seventh anniversary of the formation of the Company, either TCI or Fisher (as applicable, the "Initiating Member") shall have the right to initiate a buy-sell procedure by giving written notice (the "Offer Notice") to the other party (the "Non-Initiating Member") that it desires to purchase the Non-Initiating Member's Ownership Interest for a price equal to the Non-Initiating Member's Adjusted Capital Account Value or sell its Ownership Interest to the Non-Initiating Member for a price equal to the Initiating Member's Adjusted Capital Account Value. Within thirty (30) days of the Offer Date (the "Election Date"), the Non-Initiating Member shall elect either (a) to buy the Initiating Member's Ownership Interest, for an amount equal to the Initiating Member's Adjusted Capital Account Value, (b) to sell the Non-Initiating Member's Ownership Interest to the Initiating Member, for an amount equal to the Non-Initiating Member's Adjusted Capital Account Value, or (c) neither purchase the Initiating Member's Ownership Interest or sell its Ownership Interest. If the Non-Initiating Member elects to purchase the Initiating Member's Ownership Interest, the Ownership Interest of the Initiating Member shall be purchased by the Non- Initiating Member at the price and upon the terms and conditions set forth in the Offer Notice. If the Non-Initiating Member elects to sell its Ownership Interest, the Ownership Interest of the Non-Initiating Member shall be purchased by the Initiating Member at the price and upon the terms and conditions set forth in the Offer Notice. Any sale and purchase of Ownership Interests in accordance with the provisions of this
Section 8.2 shall be closed at the principal office of the Company at 2:00 p.m., Mountain Standard Time, within twelve months after the Offer Date, and all requisite documents, instruments and papers shall be signed at the offices of the Company on the day fixed for such closing. All expenses and fees, including legal fees, incurred in connection with any such closing shall be paid ratably by the selling and purchasing Members. The parties will use good faith efforts to effect any transaction pursuant to the procedures set forth in this Section in a tax-efficient manner, such as a tax-deferred reorganization.

          8.3 SALE OR SPLIT-UP PROCEDURE. If the Non-Initiating Member does not elect to be either a buyer or a seller pursuant to Section 8.2, within 30 days of the Election Date, the Initiating Member has the right to initiate a procedure for (a) the sale of all, but not less than all, of the Company systems pursuant to clause 8.3.1 below (the "Sale"), or (b) the distribution of the Company assets to the Members pursuant to clause 8.3.2 below (the "Split-Up Procedure").

                 8.3.1 SALE. If the Initiating Member chooses the Sale option, it shall deliver written notice thereof to the Non-Initiating Member within 30 days after the Election Date ("Sale Notice"). Thereafter, the Initiating Member shall seek offers for all, but not less than all, of the systems from Third Parties. The Non-Initiating Member shall have the right to match any Third

Party Offer that is at or below the Stated Value. Once an offer has been accepted by the Initiating Member (on behalf of the Company), the parties will work together to sell the systems to the Third Party buyer (or the Non-Initiating Member if it can and does match an offer) and then liquidate the Company pursuant to Article 14. The sale must be completed within twelve months from the date of the Sale Notice. All costs relating to the Sale, including brokers and attorneys fees, shall be borne by the Initiating Member.

                 8.3.2 SPLIT-UP PROCEDURE. If the Initiating Member chooses the Split-Up Procedure it shall give written notice thereof to the Non-Initiating Member within thirty (30) days after the Election Date (the "Split-Up Notice"). Thereafter, within sixty (60) days of the Split-Up Notice, the Non-Initiating Member shall divide the assets and liabilities (including expenses of liquidation) of the Company into two (2) equal groups. In order to equalize the two groups, the Non-Initiating Member shall add cash, notes payable to the Company, or stock to one group. The Initiating Member will select the group of assets and liabilities it desires to take within ninety
(90) days of the Split-Up Notice, and the Non-Initiating Member will receive the remaining group of assets and liabilities. The debt associated with the assets of the Company shall be used to adjust the equal group of assets in order to reflect the actual Ownership Interests of the Members, which Ownership Interests shall equal the applicable Member's Capital Account balance adjusted by restating the Capital Accounts of the Members to reflect the Fair Market Value of the assets of the Company and allocating the unrealized profits and losses in accordance with the provisions of Article 6. The Company will then be dissolved pursuant to Article 13.

          8.4 ASSIGNMENT OF INTEREST IN DISTRIBUTIONS. Notwithstanding the provisions of Section 8.1, and except as required by law, a Member may assign all or a portion of its interest in its right to receive Distributions to any Person without the consent of the other Member. An assignee of an interest in Distributions does not become an additional or a substituted Member.

          8.5 CALCULATION OF FAIR MARKET VALUE. For purposes of this Article 8, Fair Market Value shall be calculated in the following manner. For a period not to exceed 30 days, the Members shall negotiate in good faith with each
other to determine the Fair Market Value of the Company.   If the parties fail
to agree upon the Fair Market Value then each Member shall select a nationally recognized investment banking firm to evaluate the Company assets and to determine the gross fair market value of the Company's assets as of the immediately preceding quarter ending prior to the Offer Notice. If the difference between the two values is 3% or less of the lower value, then the Fair Market Value of the Company will be the average of the two appraisal values. If the difference between the two values is more than 3% of the lower value, the two appraisers selected by the Members will select a third qualified appraiser who will determine the gross fair market value of the Company's assets as of the immediately preceding quarter ending prior to the Offer Notice. The Fair Market Value of the Company will be equal to the average of the two appraisals that are closest to one another. If the highest and lowest appraisals are equidistant from the middle appraisal, then such Fair Market Value of the Company shall be equal to the middle appraisal. Each Member will bear the expenses of the investment banking firm that it selects, and if a third investment banking firm is used, the Members will share the expense of the third firm equally.

                       ARTICLE 9:  MEETINGS OF MEMBERS

          9.1 ANNUAL MEETING. Unless the Company determines (whether by Vote or otherwise) that an annual meeting is not necessary or desirable, the annual meeting of the Members will be held on the first Monday in March in each year at 10:00 a.m. (local time) or at such other time as determined by any Member or Members owning eighty percent (80%) of the Ownership Interests held by all Members by Notice to all other Members. The purpose of the annual meeting is to review the Company's operations for the preceding Fiscal Year and to transact such business as may come before the meeting. The failure to hold any annual meeting has no adverse effect on the continuance of the Company.

          9.2 SPECIAL MEETINGS. Special meetings of the Members, for any purpose or purposes, may be called by any Member or Members owning at least 10% of the Ownership Interests held by all Members by Notice to all other Members.

          9.3 PLACE. The place of meeting for any meeting of the Members will be as determined by the affirmative vote of Members owning at least 80% of the Ownership Interests held by all Members. If no designation is made, or if a special meeting is otherwise called, the place of meeting will be the Company's registered office in Colorado.

          9.4 NOTICE. Notice of any annual meeting determined by resolution of the Members or of any special meeting must be given not less than five days nor more than 30 days before the date of the meeting. Such Notice must state the place, day, and hour of the meeting and, in the case of a special meeting, the purpose for which the meeting is called.

          9.5 WAIVER OF NOTICE. Any Member may waive, in writing, any Notice that is required to be given to such Member, whether before or after the time stated in such Notice. Any Member who signs minutes of action (or written consent or agreement) will be deemed to have waived any required Notice with respect to such action.

          9.6 RECORD DATE. For the purpose of determining Members entitled to Notice of or to vote at any meeting of Members, the date on which Notice of the meeting is first given will be the record date for the determination of Members. Any such determination of Members entitled to vote at any meeting of Members will apply to any adjournment of a meeting.

          9.7 QUORUM. A quorum at any meeting of Members shall consist of Members owning at least 80% of the Ownership Interests held by all Members.
Any meeting at which a quorum is not present may adjourn the meeting to another place, day and hour without further Notice.

          9.8 MANNER OF ACTING. If a quorum is present, the affirmative Vote of Members as set forth in Article 4 will be the act of the Company.

          9.9 PROXIES. At meeting of Members, a Member may vote in person or by written proxy given to another Member. Such proxy must be signed by the Member or by a duly authorized attorney-in-fact and filed with the Company before or at the time of the meeting. No proxy will be valid after eleven months from the date of its signing unless otherwise provided in the proxy. Attendance at the meeting by the Member giving the proxy will revoke the proxy during the period of attendance.

          9.10 MEETINGS BY TELEPHONE. The Members may participate in a meeting by means of conference telephone or similar communications equipment by which all Members participating in the meeting can hear each other at the same time. Such participation will constitute presence in person at the meeting and waiver of any required Notice.

          9.11 ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by Members owning total Ownership Interests sufficient for the particular action as set forth in Article 4. Action so taken is effective when sufficient Members approving the action have signed the consent, unless the consent specifies a later effective date.

                     ARTICLE 10:  LIABILITY OF A MEMBER

          10.1 LIMITED LIABILITY. As provided in the Act, no Member or Manager of the Company (including any Person who formerly held such status) is liable under a judgment, decree or order of a court, or in any other manner, for any debt, obligation or liability of the Company.

          10.2  CAPITAL CONTRIBUTION.  Each Member is liable to the Company for
(a) the Initial Contribution agreed to be made under Section 5.1 and any Additional Contribution agreed to be made under Section 5.2 and (b) any Capital Contribution or Distribution that has been wrongfully or erroneously returned or made to such Person in violation of the Act, the Articles or this Agreement.

          10.3 CAPITAL RETURN. Any Member who has received the return of all or any part of a Capital Contribution in violation of the Act or this Agreement is liable to the Company for a period of six years from the date of such Distribution for the amount of the Capital Contribution wrongfully returned.

                          ARTICLE 11:  INDEMNIFICATION

          11.1 GENERAL. The Company will indemnify each Member and Manager from any Liability incurred in any Proceeding to which such Person is made a party because such Person was a Member or Manager, or acted or failed to act with respect to management of the Company, if such Person acted in good faith, in a manner he or she reasonably believed to be in the best interests of the Company and with such care as an ordinarily prudent person in a like position would use under similar circumstances. Notwithstanding the preceding sentence, and unless the Liability was reasonably incurred in the ordinary and proper conduct of the Company's business or for the preservation of its business or property, the Company may indemnify a Member or Manager only if the Company authorizes the indemnification in the specific case after a determination that such Person has met the standard of conduct described above.

          11.2 EXCEPTION. Notwithstanding the general rule stated in Section 11.1, the Company will not indemnify any Member or Manager in connection with any Proceeding by (or in right of) the Company in which such Person was determined liable to the Company or determined to have received an improper personal benefit.

          11.3 EXPENSE ADVANCEMENT. With respect to the reasonable expenses incurred by a Member or Manager who is a party to a Proceeding and unless the
Section 11.2 exception applies, the Company may provide funds to such Person in advance of the final disposition of the Proceeding if such Person furnishes the Company with his or her written affirmation of a good-faith belief that he or she has met the standard of conduct described in Section 11.1, and such Person agrees in writing to repay the advance if it is subsequently determined that he or she has not met such standard of conduct.

          11.4 INSURANCE. The indemnification provisions of this Article do not limit a Member's or Manager's right to recover under any insurance policy maintained by the Company. If, with respect to any Liability, any Member or Manager receives an insurance policy indemnification payment which, together with any indemnification payment made by the Company, exceeds the amount of such Liability, then such Person will immediately repay such excess to the Company.

          11.5 INDEMNIFICATION OF OTHERS. To the same extent that the Company will indemnify and advance expenses to a Member or Manager, the Company may indemnify and advance expenses to any officer, employee or agent of the Company. In addition, the Company, in its complete discretion, may indemnify and advance expenses to any Company employee or agent to a greater extent than a Member or Manager.

           ARTICLE  12:  ACCOUNTING, REPORTING, PROGRAMMING AND OTHER DISCOUNTS

          12.1 FISCAL YEAR. For income tax and accounting purposes, the Fiscal Year of the Company will end on December 31 in each year (unless otherwise required by the Code).

          12.2 ACCOUNTING METHOD. For income tax and accounting purposes, the Company will use the accrual receipts and disbursements method of accounting (unless otherwise required by the Code).

          12.3 TAX ELECTIONS. The Company will have the authority to make such tax elections, and to revoke any such election, as a majority of the Managers may from time to time determine. Notwithstanding the preceding sentence, following any Transfer (within the meaning of ?754 of the Code) of a 10% or more Ownership Interest in a single transaction, the Company will make the election under ?754 of the Code upon the timely written request of either the Transferor or the Transferee. In addition, the Company may make the ?754 election if a majority of the Managers determines that such election is in the best interests of the Company or any Member.

          12.4 RETURNS. The Company will cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code, as well as all other tax returns required in each jurisdiction in which the Company does business. Copies of the returns shall be furnished to the Members for review and approval as soon as possible after the end of the Fiscal Year. Information required for the preparation of each Member's income tax returns shall be furnished to the Members as soon as possible after the close of the Fiscal Year.

          12.5 TAX MATTERS PARTNER. Fisher is hereby designated Tax Matters Partner for the Company. Each Member shall have the right to participate in
(a) any administrative proceeding relating to the determination of items at the Company level and (b) any discussions with the Internal Revenue Service relating to the allocations pursuant to Article 6 and no settlement or compromise of any issue related to said allocations will be made without the consent of all affected Members. The Tax Matters Partner shall not enter into any extension of the period of limitations for making assessments on behalf of the Members without first obtaining the consent of a majority of the Managers. Any reasonable cost or expense incurred by the Tax Matters Partner in connection with its duties, including the preparation for or pursuance of administrative or judicial proceedings, shall be paid by the Company.

          12.6 AUDITORS. KPMG Peat Marwick shall be the Company's outside audit and accounting firm and shall handle all accounting functions for the Company.

          12.7 REPORTS.   As soon as is practicable after the close of each
calendar month and quarter (in any event no later than the fifteenth day after the end of such month or quarter, as applicable), the Managers shall provide each Member with the consolidated profit and loss statements, balance sheets and cash flow statements of the Company. In addition, the Managers shall provide each Member with system statistical information (i.e., homes passed, EBUs and premium subscribers by service) on or before the fifteenth day after the end of such month. The Company books will be closed at the end of each Fiscal Year and statements shall be prepared showing the financial condition of
the Company and its Profits or Losses from operations.   As soon as practicable
after the close of each Fiscal Year (and in any event by March 15 following the end of each Fiscal Year), the Managers shall provide each Member with audited income statements, balance sheets and cash flow statements.

          12.8 BOOKS AND RECORDS. The following records of the Company will be kept at the Company's registered office in Colorado, and will be available for inspection and copying by any Member at such Person's expense, during ordinary business hours upon reasonable notice:

                 (a) A current list of the full name and last known mailing address of each Member (and Manager, if any), both past and present;

                 (b) A copy of the Articles and of this Agreement, as amended (as well as any signed powers of attorney pursuant to which any such document was signed);

                 (c) Copies of the Company's Federal, state and local income tax returns and reports, and copies of any Company financial statements, for the three most recent years;

                 (d) Minutes, or minutes of action, of every annual and special meeting of the Members; and

                 (e) To the extent not contained in this Agreement, any agreement or understanding among the Members which concerns required or agreed Capital Contributions, the agreed value and timing of such contributions, the time or event which may terminate membership in the Company, the method for determining Distributions, or any right to receive a return of any Capital Contribution.

          12.9 INFORMATION. Any Member has the right to inspect and copy the Company books and records as provided in Section 12.8 and to have a formal accounting of Company affairs whenever circumstances render it just and reasonable. In addition, subject to reasonable standards as established by the Company from time to time, and upon reasonable demand for any purpose reasonably related to the Member's interest as a Member, any Member has the right to obtain from the Company all information in the Company's possession relating to the state of the Company's business and its financial condition.

          12.10 BANKING. The Company may establish one or more bank or financial accounts and safe deposit boxes. The Company may authorize one or more individuals to sign checks on and withdraw funds from such bank or financial accounts and to have access to such safe deposit boxes, and may place such limitations and restrictions on such authority as the Company deems advisable.

          12.11 PROGRAMMING AND @ HOME.

                 (a) TCI will provide, or cause to be provided, programming to the Company provided that the Company enters into a supply agreement with Satellite Services, Inc. ("SSI"), an affiliate of TCI (the "SSI Agreement"). For each of the systems contributed by TCI (the "TCI Systems"), the Company commits to continued carriage of any programming services listed on Exhibit D to the SSI Agreement which were carried by the TCI Systems on the Closing Date. The Company commits to continued carriage of Starz and Encore on the TCI Systems on the same terms and conditions set forth in the Agreement in Principle dated May 21, 1997 between Liberty Media Corporation and Tele-Communications, Inc. The Members shall use their reasonable best efforts to cause the Company to carry Starz and Encore on the remaining systems. The cost for receiving SSI programming shall be equal to 1.5% of the total cost of programming purchased by the Company through SSI.

                 (b) Promptly following the Closing (but in any event not later than the thirtieth day following the Closing), the Company shall create two single-member limited liabilities companies; the sole member of each such limited liability company shall be the Company. Upon such formation the Company shall grant to one of such limited liability companies the sole and exclusive right to offer, provide and distribute, and to conduct all operations relating to, all residential and work-related internet services (the "Internet Services") using the cable television plant and assets of the TCI Systems (the "TCI Internet Company") and the other of such companies the sole and exclusive right to offer, provide and distribute, and to conduct the operations relating to the Internet Services using the cable television plant and assets of the systems contributed by Fisher (the "Fisher Internet Company"). In connection with the foregoing, the Company hereby grants to the TCI Internet Company and the Fisher Internet Company access to, and the right to use, all equipment, plant and assets necessary to operate the Internet Services. Both the TCI Internet Company and the Fisher Internet Company shall be managed by TCI. In connection with the foregoing, the Company hereby agrees that @Home will be the exclusive internet provider for the TCI Systems and the Fisher Systems.

          12.12 OTHER DISCOUNTS. To the extent allowable under the applicable agreement, each Member shall use all reasonable efforts to make their programming, equipment discounts and other contract arrangements, including, without limitation, billing services, available to the Company on substantially the same terms available to such Member. In connection with the foregoing, the Company shall use CSG Systems, Inc. ("CSG") as its billing vendor and TCI shall cause CSG to be the Company's billing vendor pursuant to the terms and rates set forth in the Restated and Amended CSG Master Subscriber Management system Agreement dated August 10, 1997 between CSG and TCI Cable Management Corporation.

          12.13 TELEPHONY RESTRICTIONS. Each Member represents and warrants that, at the time of the contribution of its respective Systems, the Company is not engaged in the wireless telephone business. For so long as TCI (or any of its Affiliates) holds an interest in Sprint Spectrum Holdings Company, L.P. (the "Sprint Partnership"), the Company will not conduct or market (i.e., "engage in" in its broadest sense) a wireless communications business. In connection therewith, prior to January 31, 1999, (a) the Company will not offer (or promote or package any of its products or services with or act as a sales agent for) wireline services (local or long distance) under the brand name of an incumbent LEC (all RBOCs, Frontier Corporation and GTE Corporation) or IXC (AT&T Corp., MCI Communications Corporation, British Telecommunications plc, Worldcom, Inc., Cable & Wireless plc, LCI International Inc. and Frontier Corporation); (b) the Company will not make its distribution facilities available to a third party in connection with offering local phone service to residential customers without making the facilities similarly available to Sprint Corporation ("Sprint"); however, the Company itself may offer local phone service (subject to the restrictions in the preceding paragraph (a)) without offering its distribution facilities to Sprint; and (c) the Company will not make its distribution facilities available to any incumbent LEC or IXC for high speed data services without making its facilities similarly available to Sprint; however, such facilities may be made available to other third parties, including @Home, without such facilities being made available to Sprint.

          12.14   COOPERATION AS TO RATES AND FEES.

                 (a) If TCI is required following Closing pursuant to any Legal Requirement, settlement or otherwise to reimburse to any subscribers of the systems contributed by TCI any subscriber payments previously made by them, including fees for cable television service, late fees and similar payments, the Company agrees that it will make such reimbursement through the Company's billing system on reasonable terms specified by TCI and TCI will provide such funds for reimbursement to the Company for all such payments to be made by the Company following Closing, along with the Company's reasonable costs and expenses incurred in making such payments.

                 (b) If TCI is permitted following Closing pursuant to any Legal Requirement, settlement or otherwise to pass through to subscribers of the systems contributed by TCI the amount of any "franchise fee on franchise fee" or other amounts that TCI is required to pay with respect to the period prior to Closing, the Company agrees that it will collect such amounts as specified by TCI from subscribers of such systems and will promptly remit such amounts to TCI, less the Company's reasonable costs and expenses incurred in collecting such amounts.


                  ARTICLE  13:  DISSOLUTION OF THE COMPANY

          13.1 DISSOLUTION. Dissolution of the Company will occur upon the earliest to occur of: (a) the sale of all or substantially all of the Company's assets; (b) the bankruptcy, insolvency or appointment of a trustee or receiver to manage the affairs of a Member; (c) the affirmative Vote of all of the Members; and (d) December 31, 2012. Without the unanimous consent of all Members, each Member agrees not to voluntarily withdraw as a Member and if any such Member effects such a withdrawal in violation of this Agreement, the Company may recover damages for breach of this Agreement.

                           ARTICLE  14:  LIQUIDATION

          14.1 LIQUIDATION. Upon Dissolution of the Company, the Company will immediately proceed to wind up its affairs and liquidate. The Manager or Managers, or if none, the Person owning the largest Ownership Interest, or if such Person fails to act, any Person appointed by all of the Members, will act as liquidating trustee or trustees. The winding up and Liquidation of the Company will be accomplished in a businesslike manner as determined by the liquidating trustee or trustees. A reasonable time will be allowed for the orderly Liquidation of the Company and the discharge of liabilities to creditors so as to enable the Company to minimize any losses attendant upon Liquidation. Any gain or loss on disposition of any Company assets in Liquidation will be allocated to Members and credited or charged to capital accounts in accordance with the provisions of Articles 5 and 6. Any liquidating trustee or trustees are entitled to reasonable compensation for services actually performed, and may contract for such assistance in the liquidation process as such Person or Persons deem necessary. As soon as possible after Dissolution of the Company, the Company will file a statement of intent to dissolve with the Colorado Secretary of State pursuant to the Act. Until the filing of articles of dissolution as provided in Section 14.6, the liquidating trustee or trustees may settle and close the Company's business, prosecute and defend suits, dispose of its property, discharge or make provision for its liabilities, and make distributions in accordance with the priorities set forth in Section 14.2.

          14.2 PRIORITY OF PAYMENT. The assets of the Company will be distributed in Liquidation of the Company in the following order:

                 (a) First, to creditors by the payment or provisions for payment of the debts and liabilities of the Company (other than any loans or advances that may have been made by any Member or Affiliate) and the expenses of Liquidation.

                 (b) Second, to the setting up of any reserves that are reasonably necessary for any contingent, conditional or unmatured liabilities or obligations of the Company.

                 (c) Third, to the repayment of any loans or advances that may have been made by any Member or Affiliate (proportionately if the amount available for such repayment is insufficient for payment in full).

                 (d) Forth, to the Members in proportion to their respective Unrecovered Contributions until their Unrecovered Contribution amounts equal zero.

                 (e) Fifth, to the Members in proportion to their respective Unpaid Preferred Returns until their Unpaid Preferred Return amounts equal zero.

                 (f) Sixth, 90% to the Members (pro rata in proportion to their respective Ownership Interests) and 10% to Fisher.

          14.3 DISTRIBUTION TO MEMBERS. Distributions in Liquidation due to the Members may be made by either or a combination of the following methods:
selling the Company assets and distributing the net proceeds, or by distributing the Company assets to the Members at their net Fair Market Value in kind. Any liquidating Distribution in kind to the Members may be made either by a pro rata Distribution of undivided interests or, upon the unanimous Vote of all Members, by non pro rata Distribution of specific assets at Fair Market Value on the effective date of Distribution. Any Distribution in kind may be made subject to, or require assumption of, liabilities to which such property may be subject, but in the case of any non pro rata Distribution only upon the express written agreement of the Member receiving the Distribution. Distributions will be made in accordance with the time requirements set forth in the ?704(b) Regulations. Each Member hereby agrees to save and hold harmless the other Members from such Member's share of any and all such liabilities which are taken subject to or assumed. Appropriate and customary prorations and adjustments shall be made incident to any Distribution in kind. The Members acknowledge that Section 14.2 may establish Distribution priorities different from those set forth in the provisions of the Act applicable to Distributions upon Liquidation, and the Members agree that they intend, to that extent, to vary those provisions by this Agreement.

          14.4 NO DEFICIT RESTORATION OBLIGATION. Except as otherwise specifically provided in Sections 10.2 or 10.3, nothing contained in this Agreement imposes on any Member an obligation to make an Additional Contribution in order to restore a deficit Capital Account upon Liquidation of the Company. Furthermore, each Member will look solely to the assets of the Company for the return of such Member's Capital Contribution and Capital Account, and if the assets of the Company remaining after the payment or discharge of the debts and liabilities of the Company are insufficient to return such contributions, they will have no recourse against any other Member pursuant to this Agreement.

          14.5 LIQUIDATING REPORTS. A report will be submitted with each liquidating Distribution to Members, showing the collections, disbursements and Distributions during the period which is subsequent to any previous report. A final report, showing cumulative collections, disbursements and Distributions, will be submitted upon completion of the liquidation process.

          14.6 ARTICLES OF DISSOLUTION. Upon Dissolution of the Company and the completion of the winding up of its business, the Company will file articles of dissolution (to cancel its Articles of Organization) with the Colorado
Secretary of State pursuant to the Act. At such time, the Company will also file an application for withdrawal of its certificate of authority in any jurisdiction where it is then qualified to do business.

          14.7 WAIVER OF CERTAIN RIGHTS. Each Member agrees that irreparable damage would occur if any such Person should bring an action in court to dissolve the Company. Accordingly, each Member accepts the provisions under this Agreement as such Person's sole entitlement on Dissolution of the Company and waives and renounces (to the fullest extent permitted by law) such Person's right to seek a judicial dissolution under the Act or to seek the appointment by a court of a liquidating trustee for the Company.

                       ARTICLE  15:  DISPUTE RESOLUTION

          15.1 DISPUTES. Except for the specific performance remedy set forth in Section 16.5, in the event a dispute of any kind arises in connection with this Agreement (including any dispute concerning its construction, performance or breach), the parties to the dispute (who may be any combination of the Company and any one or more of the Members) will attempt to resolve the dispute as set forth in Section 15.2 before proceeding to arbitration as provided in
Section 15.3. Each Member and the Company waive all rights to seek remedies in any court (including the right to seek Dissolution by decree of court), and the right to jury trial. All documents, discovery and other information related to any such dispute, and the attempts to resolve or arbitrate such dispute, will be kept confidential to the fullest extent possible.

          15.2 NEGOTIATION. If a dispute arises, any party to the dispute will give Notice to each other party. If the Company is not a party to the dispute, Notice will also be given to the

Company. After Notice has been given, the parties in good faith will attempt to negotiate a resolution of the dispute.

          15.3  ARBITRATION.  If, within 30 days after the Notice is provided in
Section 15.2, a dispute is not resolved through negotiation or mediation, either party to the dispute may require that the dispute will be arbitrated by giving Notice to each other party. The parties to the dispute agree to be bound by the selection of an arbitrator, and to settle the dispute exclusively by binding arbitration in accordance with the following provisions:

                 (a) All parties to the dispute will collectively select one arbitrator. If they fail to do so within 45 days after the Notice provided in Section 15.3, one or more parties will request the American Arbitration Association to submit a panel of five arbitrators who are qualified in such matters from which the choice will be made. The party requesting the arbitration will strike first, followed by alternative striking until one name remains. (A similar procedure will be followed if there are more than two parties.) The parties may by agreement reject one entire list, and request a second list. If selection by the above method is not completed within 90 days after the Notice provided in Section 15.3, or if there are more than four parties, then an arbitrator will be selected by the American Arbitration Association. The arbitrator so selected will then arbitrate the dispute in the Denver, Colorado metropolitan area, and issue an award.

                 (b) To the extent consistent with the provisions of this Article, the arbitration will be conducted under the Commercial Arbitration Rules of the American Arbitration Association and in accordance with the Colorado Arbitration Act. The arbitrator's decision will be made pursuant to the relevant substantive law of the State of Colorado. The award of the arbitrator will be final, binding and non-appealable. Judgment on the award may be entered in any court, state or federal, having jurisdiction.

                 (c) The fees and expenses of the arbitrator, and the other direct costs of the arbitration, will be shared by the parties to the dispute in equal proportions. Each party to the dispute will bear all other costs and expenses as provided in Section 16.10. If one or more Members are included in the arbitration because of their membership or former membership in the Company, such group will collectively be treated as one party to the dispute (through the Company as a party).

                       ARTICLE  16:  GENERAL PROVISIONS

          16.1 AMENDMENT. This Agreement may only be amended by the affirmative Vote of all of the Members. Any amendment will become effective upon such approval, unless otherwise provided. Notice of any proposed amendment must be given at least five days in advance of the meeting at which the amendment will be considered (unless the approval is evidenced by duly signed minutes of action). Any duly adopted amendment to this Agreement is binding upon, and inures to the benefit of, each Person who holds an Ownership Interest at the time of such amendment, without the requirement that such Person sign the amendment or any republication or restatement of this Agreement. Notwithstanding the general power to amend, the Members may not amend this Agreement (a) to unreasonably restrict a Member's right of access to the Company's books and records as provided in Sections 12.8 and 12.9; (b) to unreasonably reduce the duties of good faith and care as provided in Sections
3.6 and 4.5; (c) to vary any filing requirement set forth in the Act; or (d) to restrict rights of, or impose duties on, Persons other than the Company, its Members and Transferees, without their consent.

          16.2 UNREGISTERED INTERESTS. Each Member (a) acknowledges that the Ownership Interests are being offered and sold without registration under the Securities Act of 1933, as amended, or under similar provisions of state law;
(b) acknowledges that such Member is fully aware of the economic risks of an investment in the Company, and that such risks must be borne for an indefinite period of time; (c) represents and warrants that such Member is acquiring an Ownership Interest for such Person's own account, for investment, and with no view to the distribution of the Ownership Interest; and (d) agrees not to Transfer, or to attempt to Transfer, all or any part of such Ownership Interest without registration under the Securities Act of 1933, as amended, and any applicable state securities laws, unless the Transfer is exempt from such registration requirements.

          16.3 WAIVER OF PARTITION RIGHT. Each Member waives and renounces any right that such Person may have prior to Dissolution and Liquidation to institute or maintain any action for partition with respect to any real property owned by the Company.

          16.4 WAIVERS GENERALLY. No course of dealing will be deemed to amend or discharge any provision of this Agreement. No delay in the exercise of any right will operate as a waiver of such right. No single or partial exercise of any right will preclude its further exercise. A waiver of any right on any one occasion will not be construed as a bar to, or waiver of, any such right on any other occasion.

          16.5 EQUITABLE RELIEF. If any Person proposes to Transfer all or any part of such Person's Ownership Interest in violation of the terms of this Agreement, the Company or any Member may apply to any court of competent jurisdiction for an injunctive order prohibiting such proposed Transfer except upon compliance with the terms of this Agreement, and the Company or any Member may institute and maintain any action or proceeding against the Person proposing to make such Transfer to compel the specific performance of this Agreement. Any attempted Transfer in violation of this Agreement is null and void, and of no force and effect. The Person against whom such action or proceeding is brought waives the claim or defense that an adequate remedy at law exists, and such Person will not urge in any such action or proceeding the claim or defense that such remedy at law exists.

          16.6 REMEDIES FOR BREACH. The rights and remedies of the Members set forth in this Agreement are neither mutually exclusive nor exclusive of any right or remedy provided by law, in equity or otherwise. Subject to the dispute resolution provisions of Article 16, the Members agree that all legal remedies (such as monetary damages) as well as all equitable remedies (such as specific performance) will be available for any breach or threatened breach of any provision of this Agreement.

          16.7 ORIGINAL. This Agreement is signed in three original documents, one to be placed in the Company records and one to be delivered to each initial Member. A photocopy of this Agreement, as signed, will be delivered to each Member (whether substitute or additional), and each such photocopy will be deemed to be an original document.

          16.8 NOTICES. All Notices under this Agreement will be in writing and will be either delivered or sent addressed as follows: (a) if to the Company, at the Company's registered office in Colorado, and (b) if to any Member, at such Person's home or business address as then appearing in the records of the Company. In computing time periods, the day of Notice will be included. A day means a calendar day.

          16.9 DEEMED NOTICE. All Notices given to any Person in accordance with this Agreement will be deemed to have been duly given: (a) on the date of actual receipt; (b) three days after being sent by registered or certified mail, postage prepaid, return receipt requested; (c) when sent by confirmed electronic facsimile transfer; or (d) one business day after having been sent by a nationally recognized overnight courier service.

          16.10 COSTS. If the Company or any Member retains counsel for the purpose of enforcing or preventing the breach or any threatened breach of any provision of this Agreement or for any other remedy relating to it, then the prevailing party will be entitled to be reimbursed by the nonprevailing party for all costs and expenses so incurred (including reasonable attorney's fees, costs of bonds, and fees and expenses for expert witnesses) unless the arbitrator or other trier of fact determines otherwise in the interest of fairness.

          16.11 INDEMNIFICATION. Each Member hereby indemnifies and agrees to hold harmless the Company and each other Member from any liability, cost or expense arising from or related to any act or failure to act of such Member which is in violation of this Agreement.

          16.12 PARTIAL INVALIDITY. Wherever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. However, if for any reason any one or more of the provisions of this Agreement are held to be invalid, illegal or unenforceable in any respect, such action will not affect any other provision of this Agreement. In such event, this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained in it.

          16.13 ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding of the Members with respect to its subject matter, and it supersedes all prior written and oral agreements. No amendment of this Agreement will be effective for any purpose unless it is made in accordance with Section 16.1.

          16.14 BENEFIT. The contribution obligations of each Member will inure solely to the benefit of the other Members and the Company, without conferring on any other Person any rights of enforcement or other rights.

          16.15 BINDING EFFECT. This Agreement is binding upon, and inures to the benefit of, the Members and their permitted successors and assigns.

          16.16 FURTHER ASSURANCES. Each Member agrees, without further consideration, to sign and deliver such other documents of further assurance as may reasonably be necessary to effectuate the provisions of this Agreement.

          16.17 HEADINGS. Article and section titles have been inserted for convenience of reference only. They are not intended to affect the meaning or interpretation of this Agreement.

          16.18 TERMS. Terms used with initial capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. All pronouns (and any variation) will be deemed to refer to the masculine, feminine or neuter, as the identity of the Person may require. The singular or plural include the other, as the context requires or permits. The word include (and any variation) is used in an illustrative sense rather than a limiting sense.

          16.19 GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of Colorado. Any conflict (or apparent conflict) between this Agreement and the Act will be resolved in favor of this Agreement except as otherwise required by the Act.

        In Witness Whereof, all of the initial Members have signed this Amended and Restated Operating Agreement of Peak Cablevision, LLC, to be effective upon formation of the Company, notwithstanding the actual date of signing.

January ___, 1998                        TCI AMERICAN CABLE HOLDINGS III, L.P.

                                         By: Cablevision of Arizona Partner,
                                         Inc., its general partner

                                             By: /s/ WILLIAM R. FITZGERALD
                                                 -----------------------------
                                             Name: William R. Fitzgerald
                                             Its: Vice President


January ___, 1998                       FISHER COMMUNICATIONS ASSOCIATES, L.L.C.

                                        By: Fisher Capital Partners, Ltd.
                                        Its: Member

                                             By: Fisher Capital Corporation
                                             Its: General Partner


                                             By: /s/ WILLIAM K. FISHER
                                                 -----------------------------
                                             Name: William K. Fisher
                                             Its: Vice President

                                   EXHIBIT A

                                  DEFINITIONS


Act:                                           the Colorado Limited Liability Company Act, as amended from time to time.

Additional Contribution:                       a capital contribution (other than the Initial Contribution) that a
                                               Member makes to the Company, as described in Section 5.2.

Adjusted Capital Account Deficit               shall mean, with respect to any Member, the deficit balance, if any, of such Member?s Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

                                                   (a)      Crediting to such Capital Account any amounts which such
                                                   Member is obligated to restore or is deemed to be obligated to restore pursuant to the next to last sentence of section 1.704-
                                                   2(g)(1) of the Regulations and the next to last sentence of section
                                                   1.704-2(i)(5) of the Regulations; and

                                                   (b)      Debiting to such Capital Account the items described in
                                                   paragraphs (4), (5) and (6) of section 1.704-1(b)(2)(ii)(d) of the
                                                   Regulations.

Adjusted Capital Account Value:                equal to the applicable Member's Capital Account balance adjusted by restating the Capital Accounts of the Members to reflect the Stated Value of the assets of the Company and allocating the unrealized profits and losses based on such Stated Value in accordance with the provisions of
                                               Article 6.

Agreement:                                     this Operating Agreement, as amended from time to time.

Affiliate:                                     with respect to any Person, any Person controlling, controlled by or under common control with such Person, including a Person controlled separately by a Member or collectively by the Members; control means the ownership, directly or indirectly, of at least 50% of the voting power or equity ownership (whether beneficially or of record)  of a Person.

Articles:                                      the Articles of Organization of the Company as filed under the Act, as amended from time to time.

Book Value:                                    with respect to any asset of the Company, is the asset's adjusted tax basis for federal income tax purposes, except as follows:

                                                   (a) The initial Book Value of any asset contributed to the Company by a Member shall be the Fair Market Value of the asset as of the date of contribution.

                                                   (b) The Book Value of each asset shall be its respective Fair Market
                                                   Value, as of (i) the issuance of an Ownership Interest in the Company to a new or existing Member in exchange for a Capital Contribution,
                                                   (ii) the distribution by the Company to a Member in liquidation of the Member's interest in the Company, and (iii) the liquidation of the Company within the meaning of Treasury Regulation Section
                                                   1.704-1(b)(2)(ii)(g).

                                                   (c) The Book Value of each asset distributed to any Member will be the Fair Market Value of the asset as of the date of distribution.

                                                   (d) The Book Value of each asset will be increased or decreased to reflect any adjustment to the adjusted basis of the asset under Code
                                                   Section 734(b) or 743(b), but only to the extent that the adjustment is taken into account in determining Capital Accounts under section
                                                   1.704-1(b)(2)(iv)(m) of the Regulations, provided that the Book Value will not be adjusted under this paragraph (d) to the extent that an adjustment under paragraph (b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment under this paragraph (d).

                                               If the Book Value of an asset has been determined or adjusted pursuant to paragraphs (a), (b) or (d) above, such Book Value shall thereafter be adjusted by the depreciation taken into account with respect to such asset for purposes of computing Profits and Losses, in

                                               accordance with section 1.704-1(b)(2)(iv)(g) of the Regulations.

Capital Account:                               shall mean an account established and maintained by the Company for each of the Members in accordance with section 1.704-1(b)(2)(iv) of the
                                               Regulations.

Capital Contribution:                          any contribution by a Member to the Company which is either a Formation
                                               Contribution, an Initial Contribution or an Additional Contribution.

Capital Transaction:                           any sale, exchange, condemnation (including any eminent domain or similar transaction), casualty, financing, refinancing or other disposition with respect to any real or personal property owned by the Company or any issuance of equity interests in the Company which is not in the ordinary course of business.

Class A Ownership Interests:                   the Ownership Interests initially representing 66.7% of the Ownership
                                               Interests in the Company initially held by TCI, which elects two
                                               Managers; the term includes all Transferees of the Ownership Interests initially held by TCI.

Class B Ownership Interests:                   the Ownership Interests initially representing 33.3% of the Ownership
                                               Interests in the Company initially held by Fisher, which elects two
                                               Managers; the term includes all Transferees of the Ownership Interests initially held by Fisher.

Code:                                          the Internal Revenue Code of 1986, as amended from time to time
                                               (including corresponding provisions of subsequent revenue laws).

Company:                                       the limited liability company formed under the Articles and operated under this Agreement.

Contribution Agreement:                        the Asset Contribution Agreement, dated as of  the date hereof between
                                               Fisher Communications Associates, L.L.C., Tempo Cable, Inc.,
                                               Communications Services, Inc., TCI Cablevision of Oklahoma, Inc., TCI of
                                               Kansas, Inc., Wentronics, Inc., TCI Cablevision of Utah, Inc., TCI
                                               Cablevision of Arizona, Inc., Tulsa Cable Television, Inc., TCI American
                                               Cable Holdings III, L.P. and Peak Cablevision, LLC.

Dissolution:                                   any of the events set forth in Section 13.1 which causes the Company to dissolve.

Distribution:                                  a distribution of money or other property made by the Company with respect to an Ownership Interest.

Fair Market Value:                             as to any property, the price at which a willing seller would sell and a willing buyer would buy such property having full knowledge of the relevant facts, in an arm's-length transaction without time constraints, and without being under any compulsion to buy or sell.

Fiscal Year:                                   the fiscal and taxable year of the Company as determined under this
                                               Agreement, including both 12-month and short taxable years.

Indebtedness:                                  without duplication, all indebtedness of the Company for borrowed money and all obligations of the Company as lessee under any capitalized lease.

Initial Contribution:                          the initial capital contribution that a Member makes to the Company, as described in 5.1.

Interest:                                      an amount determined at the prime rate quoted in the "Money Rates"
                                               section of The Wall Street Journal, adjusted as of the day of any change based on a 365-day year and compounded quarterly; provided that, if such information is unavailable, the prime rate reference will be determined by the selection by the Company of a reasonably comparable rate.

Liability:                                     the obligation to pay any judgment, settlement, penalty, fine or reasonable expense (including attorney's fees) incurred with respect to any Proceeding.

Liquidation:                                   the process of terminating the Company and winding up its business under
                                               Article 14 after its Dissolution.

Management Agreement:                          the Management Agreement between the Company and Fisher, the form of which is attached hereto as Exhibit D.

Managers:                                      the Persons elected by the Members to manage the Company.

Member:                                        a Person who is an initial Member of the Company, or who is subsequently admitted as a substitute or an additional Member as provided in this
                                               Agreement.

Member Nonrecourse Deductions:                 shall have the meaning ascribed to the term "partner nonrecourse deductions" in Section 1.704-2(i) of the Regulations.

Net Operating Cash Flow:                       cash receipts of the Company from other than a Capital Transaction, less payment of (a) operating expenses (other than depreciation, amortization or similar non-cash allowances), (b) capital improvements and (c) debt service, as adjusted for additions to (or reductions of) cash reserves for any of the foregoing.

Net Sales Cash:                                cash receipts of the Company from a Capital Transaction, less payment or reasonable reserves for commissions and other costs related to the transaction and, in the case of a sale or other disposition, the payment of all debt secured by such property that is not taken subject to or assumed by the purchaser.

Nonrecourse Deductions:                        shall have the meaning ascribed to such term in Section 1.704-2(b)(1) of the Regulations.

Notice:                                        written notice, actually or deemed given pursuant to Section 16.9.

Offer Date:                                    the date of the Offer Notice.

Operating Cash Flow Ratio:                     on any applicable date, the ratio of (i) the aggregate amount of
                                               Indebtedness of the Company on such date to (ii) four times Net Operating
                                               Cash Flow of the Company for the most recent fiscal quarter.

Ownership Interest:                            with respect to each Member or Transferee owning an interest in the
                                               Company, all of the interests of such Person in the Company (including, without limitation, an interest in Profits and Losses of the Company, a capital account interest, and all other rights and obligations of such
                                               Person under this Agreement), expressed as a percentage (carried to the nearest one-thousandth of a percent if other than an even number), divided into Class A and Class B Ownership Interests

                                               as initially set forth on the attached Exhibit B, and as subsequently changed in accordance with this Agreement.

Person:                                        an individual, corporation, trust, partnership, limited liability company, limited liability association, unincorporated organization, association or other entity.

Preferred Return:                              a 12% non-compounded annual preferred return on each Members net Capital
                                               Contribution.

Proceeding:                                    any threatened, pending or completed action, suit or proceeding, whether formal or informal, and whether civil, administrative, investigative or criminal.

Profit and Loss                                shall mean, for each fiscal year of the Company (or other period for which Profit or Loss must be computed), the Company's taxable income or loss (not including items of income or loss or deduction specially allocated pursuant to Section 6.3) determined in accordance with Code
                                               Section 703(a), with the following adjustments:

                                                   (a) all items of income, gain, loss and deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in computing taxable income or loss;

                                                   (b) any tax-exempt income of the Company, not otherwise taken into account in computing Profit or Loss, shall be included in computing taxable income or loss;

                                                   (c) any expenditures of the Company described in Code Section
                                                   705(a)(2)(B) (or treated as such pursuant to section
                                                   1.704-1(b)(2)(iv)(i) of the Regulations) and not otherwise taken into account in computing Profit or Loss, shall be subtracted from taxable income or loss;

                                                   (d) gain or loss resulting from any disposition of Company property shall be computed by reference to the Book Value of the property;

                                                   (e) in lieu of the depreciation, amortization, or cost

                                                   recovery deductions allowable in computing taxable income or loss, there shall be taken into account depreciation computed in accordance with section 1.704-1(b)(2)(iv)(g) of the Regulations; and

                                                   (f) if the Book Value of an asset of the Company is adjusted pursuant to paragraphs (b) or (d) of the definition of Book Value, the amount of such adjustment shall be treated as gain or loss, respectively, from the disposition of the asset and shall be taken into account in computing Profits or Losses.

Regulations:                                   the Treasury Regulations (including temporary regulations) promulgated under the Code, as amended from time to time (including corresponding provisions of succeeding regulations).

Stated Value:                                  the price at which the Initiating Member will buy the Ownership Interests of the Non-Initating Member or sell its Ownership Interest to the Non-
                                               Initiating Member, such price to be stated in terms of one hundred percent of the assets of the Company.

Tax Matters Partner:                           as defined in Code Section 6231(a)(7).

Third Party:                                   with respect to any Member, a Person other than an Affiliate.

Third Party Offer:                             a bona fide, non-collusive, binding, arms'-length written offer from a
                                               Third Party stated in terms of U.S. dollars.

Transfer:                                      a sale, exchange, assignment or other disposition, whether voluntary or by operation of law.

Transferee:                                    a Person to whom an Ownership Interest is transferred in compliance with this Agreement.

Transferor:                                    a Person who transfers an Ownership Interest in compliance with this
                                               Agreement.

Unpaid Preferred Return:                       shall mean, as to any Member as of any date, such Member's Preferred
                                               Return reduced (but not below zero) by the Distributions to such Member pursuant to Sections 7.2(b) and 14.2(e).

Unrecovered Contribution:                      shall mean, with respect to any Member, the aggregate amount of such
                                               Member's Capital Contributions reduced (but not below zero) by the
                                               Distributions to such Member pursuant to Sections 7.2(a) and 14.2(a).

Vote:                                          the action of the Company by its Members, either in meeting assembled or by written consent without a meeting.

                                   EXHIBIT  B

                          INITIAL OWNERSHIP INTERESTS





 OWNER                                       STATUS              CLASS              OWNERSHIP
 -----                                       ------              -----              ---------
                                                                                    INTEREST
                                                                                    ---------
 TCI American Cable Holdings III,            Member                A                  66.7%
 L.P.

 Fisher Communications Associates,           Member                B                  33.3%
 L.L.C.                                                                              -----

                                                                                      100%

                                   EXHIBIT C

                             CAPITAL CONTRIBUTIONS



    Formation Contributions:

                  TCI                                        $ 66.70
                  Fisher                                       33.30
                                                             -------
                                                             $100.00


II.               Fair Market Value of Initial Contributions:


                                                              TCI             Fisher
                  Asset Value                                 $123,677,730   $34,033,932
                  Assumed Debt*                                <93,000,000>  <18,750,000>
                                                              ------------   -----------
                  Total:                                        30,677,730    15,283,932

               *Subject to adjustment as set forth in the Contribution Agreement

                                   EXHIBIT D

                              MANAGEMENT AGREEMENT
                                      FOR
                             PEAK CABLEVISION, LLC


         THIS MANAGEMENT AGREEMENT (this "Agreement") is made as of ______________, 1998, by and between Peak Cablevision, LLC, a Colorado limited liability company ("Company"), and Fisher Communications Associates, LLC ("Fisher"), a Colorado limited liability company ("Manager").

         The Company, of which TCI American Cable Holdings III, L.P. ("TCI") and Fisher are Members, was formed to acquire, own and operate cable television systems, fiber optic and related digital communication systems (collectively, "Systems") and engage in related business activities, pursuant to the terms of that certain Operating Agreement dated as of September 25, 1997 (the "Operating Agreement").

         The Company desires to enter into a Management Agreement with the Manager in order to acquire, supervise, administer, manage and operate the Systems and the Company's business, affairs and operations pursuant to and in accordance with the terms and provisions of this Agreement and the Operating Agreement.

THEREFORE, it is agreed as follows:

1. Appointment. The Company hereby appoints the Manager to supervise and manage the financing, acquisition and operation of the Systems and the Company's business, affairs and operations on the terms and conditions set forth herein and in the Operating Agreement. It is expressly agreed that the Manager's rights, duties and obligations shall be governed by both this Agreement and the Operating Agreement. The Operating Agreement is expressly made a part of this Agreement and is hereby incorporated by reference. Any capitalized terms used herein and not defined shall have the meanings assigned to them in the Operating Agreement.

2.       Term.   The term of this Agreement shall commence as of the date
hereof and continue until the dissolution and liquidation of the Company, unless terminated earlier pursuant to the terms of this Agreement.

3.       Duties of the Manager.

         3.1 The Manager is hereby granted authority to perform or cause to be performed, on behalf of the Company, all acts related to the Systems, the Company's business and operations, and any related properties and assets, subject to the limitations set forth in Section 4 below. The Manager is hereby authorized and agrees to use its commercially reasonable best efforts to take any action consistent with and in furtherance of the terms of this Agreement or the Operating Agreement, or any law or administrative enactment, which may be required to supervise and manage the financing, acquisition and operation of the Systems and the Company's business and operations.

         3.2 The Manager shall be responsible for all administrative and managerial matters affecting the Systems and the Company's business and operations. Without limiting the generality of the provisions of Section 3.1 or the previous sentence, the Manager is expressly authorized on behalf of the Company to:

         (a) prepare annual capital and operating budgets and business plans for the Company and expend the capital and revenues of the Company, pursuant to such annual operating and capital budgets and business plans;

         (b) cause the Company to make investments in interest-bearing and noninterest-bearing bank deposits, money market funds, government obligations, short term debt securities and short term commercial paper, pending disbursement of the Company's funds or to provide a source from which to meet contingencies;

         (c) cause the Company to enter into all agreements and contracts with third parties in the ordinary course of business, including Affiliates of the Members, and terminate such agreements pursuant to the terms thereof;

         (d) maintain, at the expense of the Company, adequate records and accounts of all operations and expenditures and furnish the Members with the reports described in the Operating Agreement;

         (e) cause the Company to incur debt to the Company's trade creditors in the ordinary course of business;

         (f) subject to Section 4.1(a) below, sell, lease, trade, exchange or otherwise dispose of Company property in the ordinary course of business;

         (g) cause the Company to employ KPMG Peat Marwick to be the Company's accountants and cause the Company to employ such other consultants, attorneys, engineers, employees, escrow agents and others as may be necessary for the Company's business and cause the Company to terminate such employment in accordance with law;

         (h) subject to any other restrictions contained herein or in the Operating Agreement, cause the Company to execute and deliver deeds, deeds of trust, notes, leases, subleases, mortgages, bills of sale, financing statements, security agreements and any and all other instruments necessary or incidental to the conduct of the business and operations of the Company;

         (i) render to the Members, at the Company's expense, unaudited balance sheets and unaudited statements of the Company's profits and losses for each fiscal month and quarter, prepared in accordance with generally accepted accounting principals and procedures consistently applied;

         (j) at the end of each fiscal year, cooperate with, and cause the books and records of the Company to be made available to the independent certified public accountants selected by the Manager to audit the Company's books at the Company's expense, in accordance with, and pursuant to the time frames set forth in, the Operating Agreement;

         (k) prepare or cause to be prepared, at the Company's expense, for review and filing by the Company, all national, federal, state and local fiscal and tax reports as may be required, including, without limitation, income tax withholding, social security and FICA reports, and cause all payments and related professional service fees required therefor to be made on behalf of the Company, all in accordance with the Operating Agreement and applicable law;

         (l) prepare or cause to be prepared by professionals retained by the Company all applications, reports, statements and other documents with appropriate national, federal, state and local regulatory agencies or departments (including but not limited to the Federal Communications Commission, Federal Aviation Administration, Equal Employment Opportunity Commission, and national, federal and state agencies having similar jurisdictions) as are necessary or required for operation of the Systems; provided however, that the Company shall be responsible for all fees and expenses of counsel, accountants and other outside consultants who prepare or help prepare such applications, reports, statements and other documents;

         (m) cause the Company to take out such insurance policies, bonds or other sureties as are required by national, federal, state or local law, by the requirements of the franchises of the Systems, as required by any Company loan agreements or contracts, or as are customary in the normal course of business in the cable television industry;

         (n) cause the Company to collect all receipts and make all disbursements, including payment of all taxes and franchise fees;

         (o) cause the Company to make all repairs and improvements to the Systems as are, in the reasonable opinion of the Manager, desirable for the proper expansion and maintenance thereof;

         (p) cause the Company to enter into the necessary franchise agreements, license agreements, pole attachment contracts, leases, easements, rights of way, programming agreements, or other obligations necessary for the operation of the Systems;

         (q) cause the Company to maintain its franchises and where appropriate, to renew its franchises and obtain all authorizations and permits necessary or appropriate for the operation of the Systems;

         (r) cause the Company to pay all employees of the Company; and

         (s)              cause the Company to make all copyright filings.

4.       Limitations on the Power of the Manager

         4.1 The Manager shall not, without prior authorization of the Members (with the vote for such actions determined pursuant to the terms of the Operating Agreement):

         (a) cause the Company to acquire any Systems or related businesses or any other company, or sell, transfer or dispose of the Company's assets, other than in accordance with the terms of the Operating Agreement;

         (b) cause the Company to merge, consolidate, dissolve or wind up, except as specifically provided for in the Operating Agreement;

         (c) cause the Company to borrow from banks or other lending institutions for any purpose of the Company except, as specifically provided for in the Operating Agreement;

         (d) execute and deliver on behalf of the Company any loan agreements, except as specifically provided for in the Operating Agreement;

         (e) cause the Company to issue any notes, debentures or other debt instruments or grant any mortgage, pledge, encumbrance or hypothecation of Company assets to secure repayment of borrowed sums or replace, modify, extend or consolidate any mortgage, pledge, encumbrance or hypothecation, except as may be in accordance with the terms of this Agreement or the Operating Agreement;

         (f) cause the Company to institute, defend or settle litigation involving the Company or apply for injunctive relief or give releases and discharges with respect to any of the foregoing, and any matters incident thereto, except as specifically provided for in the Operating Agreement;

         (g) employ on behalf of the Company or cause the Company to employ any brokers or finders;

         (h) cause the Company to enter into any contract with an Affiliate of a Member, except as specifically provided for in the Operating Agreement; and

         (i) perform any other act which requires the unanimous vote of the Members pursuant to Section 4.4 of the Operating Agreement.

         4.2 The Manager shall not knowingly take any action which would cause the Company to default in its obligations under any loan agreements.

         4.3     In no event shall the Manager cause or permit the Company to
(a) commingle its funds with those of any other Person; (b) make loans to any Member or to an Affiliate of any Member, except as provided for in the Operating Agreement; or (c) pay expenses of the Members in connection with any other business enterprise or transaction, or otherwise use Company funds for other than a Company purpose, except as specifically provided for in the Operating Agreement or in this Agreement.

5.       Indemnification.

         (a) Company. The Company shall indemnify and hold harmless the Manager and its owners, agents and employees of and from any claims, losses, liabilities and demands of every kind and nature whatsoever, including, without limitation, the costs of defending any such claims, liabilities and demands, including, without limitation, attorneys' and accountants' fees therefor, arising in connection with the Manager's authorized activities set forth herein; provided, however, that the Company shall not be required to indemnify or hold harmless the Manager from any claims, losses, liabilities or demands which arise from actions (or failures to act) which are performed in bad faith and which arise out of willful misconduct, gross negligence or fraud by the Manager, or any of its owners, agents or employees.

         (b) Manager. The Manager shall indemnify and hold harmless the Company and its owners, agents and employees of and from any claims, losses, liabilities and demands of every kind and nature whatsoever, including, without limitation, the costs of defending any such claims, liabilities and demands, including, without limitation, attorneys' and accountants' fees therefore, arising in connection with the Manager's actions (or failure to act) which are performed in bad faith and which arise out of willful misconduct, gross negligence or fraud by the Manager, or any of its owners, agents or employees.


6. Removal of Manager. The Manager may be removed by the Members and this Agreement terminated by a majority of the Members upon the occurrence of any of the following events (an "Event of Removal"):

                          (a)     the occurrence of an "Event of Default" under
any of the Company's loan agreements, as that term is defined in such loan agreements (subject to any rights to cure time limits contained in such agreements);

                          (b)     the Manager breaches any of the terms of this
Agreement (subject to the right of the Manager to cure within 15 days after notice of such breach is received by the Manager from any Member);

                          (c)     the Manager violates any of the terms of the
Operating Agreement in its capacity as the Manager (subject to the right of the Manager to cure within 15 days after notice of such breach is received by the Manager from any Member);

                          (d)     the Manager commits any act constituting
gross negligence or willful misconduct, or makes a material misrepresentation to the Company or the Members; or

                          (e)     the bankruptcy or dissolution of the Manager.

In the event of the Manager's removal, the Members shall select a new manager of the Company, but the Manager or its successors in interest shall continue as a Member of the Company in accordance with the terms of the Operating Agreement.

7. Termination. This Agreement will be terminated upon the first to occur of any of the following events: (a) the written consent to terminate of all parties to this Agreement; or (b) an Event of Removal of the Manager if the Members exercise their option to remove the Manager upon such Event of Removal. In the event this Agreement is terminated pursuant to this Section 7, the Company shall be relieved from any further obligation to pay the Manager compensation hereunder, other than compensation and reimbursable expenses accrued up to the date of such termination.

8.       Compensation of Manager; Expenses.

         8.1 As compensation for services rendered under this Agreement, and subject to the provisions of any financing documents of the Company, the Manager shall be paid an annual management fee, payable on a monthly basis, equal to the gross revenues derived from the Systems, multiplied by three percent (3.0%). Such fee shall be suspended and accrued during any period in which the Company is in default under or has breached any of the terms of its loan agreements, including but not limited to any default or breach with respect to the payment of principal or interest under any such loan agreement, or would be in default or breach of any of its loan agreements if the management fee were paid. Accrued and unpaid management fees hereunder shall be payable at such time as such default or breach has been cured or waived. Such monthly portion of the management fee shall be due and payable on or before the fifteenth day of the month following the month of service.

         8.2 All expenses incurred by the Manager in connection with the performance of its duties hereunder shall be the responsibility of and borne by the Company. All such expenses shall be due and payable on or before the fifteenth day of the month following the incurrence of such expenses.

9.       Miscellaneous.

         9.1 All notices and communications hereunder shall be in writing and shall be deemed to have been duly given to a party hereunder when delivered in person, via messenger service or by telecopy to such party, or three (3) business days after being deposited in the U.S. Mail, registered or certified, with postage prepaid, addressed as follows (or such other address as the parties may designate in writing):

If to the Manager:                  Fisher Communications Associates, L.L.C.
                                    5655 South Yosemite Street
                                    Suite 304
                                    Englewood, CO 80111
                                    Attn: William K. Fisher
                                    Telecopy: 303-721-0854

with a copy to:                     Jenkens & Gilchrist, P.C.
                                    1445 Ross Avenue
                                    Suite 3200
                                    Dallas, TX 75202
                                    Attn: Gregory J. Schmitt, Esq.
                                    Telecopy: 214-855-4300

If to the Company:                  Peak Cablevision, LLC
                                    5655 South Yosemite Street
                                    Suite 304
                                    Englewood, CO 80111
                                    Attn: William K. Fisher
                                    Telecopy: 303-721-0854

with a copy to:                     Tele-Communications, Inc.
                                    5619 DTC Parkway
                                    Englewood, CO 80111
                                    Attn: William R. Fitzgerald
                                    Telecopy: 303-488-3219

with a copy simultaneously addressed to the attention of the Legal Department.

         9.2 No party hereto shall have the right to assign this Agreement without the written consent of all other parties.

         9.3 This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

         9.4 This Agreement may not be modified, altered or amended in any manner except by an agreement in writing, duly executed by all parties hereto.

         9.5 The Manager and the Company shall not, by virtue of this Agreement, be deemed partners or joint venturers, nor shall the Manager be deemed to be the agent or employee of the Company. The Manager shall not, by entering into and performing this Agreement, incur any liability for any of the existing obligations, liabilities or debts of the Company, and the Manager shall not, by acting hereunder assume or become liable for any of the future obligations, debts, or liabilities of the Company.

         9.6 All matters affecting the interpretation of this Agreement and the rights of the parties hereto shall be governed by the laws of the State of Colorado, without regard to its conflict of law principles.

         9.7 Each of the respective rights and obligations of the parties hereunder shall be deemed independent and may be enforced independently irrespective of any of the other rights and obligations set forth herein. No waivers, express or implied, by either party of any breach of any of the covenants, agreements or duties hereunder of the other party shall be deemed to be a waiver of any other breach thereof or the waiver of any other covenant agreement or duty.

         9.8 This Agreement and the Operating Agreement contain the entire understanding of the parties with respect to the subject matter hereof and thereof, and the parties hereto hereby acknowledge that there have not been and are no representations, warranties, covenants or understandings other than those expressly set forth herein and therein which relate to the subject matter hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Management Agreement as of the date first written above.


                                        FISHER COMMUNICATIONS ASSOCIATES,
                                        L.L.C.


                                        By:
                                            ----------------------------------
                                        Name:
                                               -------------------------------
                                        Title:
                                               -------------------------------


                                        PEAK CABLEVISION, LLC

                                        By: TCI American Cable Holdings III,
                                        L.P., its Member

                                            By: Cablevision of Arizona Partner,
                                        Inc., its general partner


                                            By:
                                               -------------------------------
                                                Name: William R. Fitzgerald
                                                Its: Vice President